UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

SINCLAIR BROADCAST GROUP, INC.

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of Incorporation or organization)	52-1494660 (I.R.S. Employer Identification No.)

10706 Beaver Dam Road

Hunt Valley, Maryland 21030

(Address of principal executive offices including zip code)

401(k) Profit Sharing Plan

(Full title of the plan)

David D. Smith

President, Chief Executive Officer, Director and Chairman of the Board

10706 Beaver Dam Road

Hunt Valley, Maryland 21030

(410) 568-1500

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Erika L. Robinson, Esq.

Wilmer, Cutler, Pickering, Hale and Dorr LLP

1875 Pennsylvania Avenue, N.W.

Washington, D.C. 20006

(202) 663-6402

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Class A Common Stock, par value $0.01 per share	1,400,000 shares	$6.35	$8,890,000	$349.38

(1)          Pursuant to Rule 416 under the Securities Act of 1933, this registration statement covers additional securities that may be issued as a result of stock splits, stock dividends or similar transactions.

(2)          Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) promulgated under the Securities Act of 1933, as amended.  The price per share and aggregate offering price are calculated on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Select Market on August 7, 2008.

(3)          The amount of registration fee, calculated in accordance with Section 6(b) of the Securities Act of 1933, as amended, and Rule 457 promulgated thereunder, is 0.0000393 of the proposed maximum aggregate offering price.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Note:  The document(s) containing the information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 have been sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”).  In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement (this “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  Sinclair Broadcast Group, Inc. (the “Registrant” or the “Company”) will maintain a file of such documents in accordance with the provisions of Rule 428.  Upon request, the Registrant shall furnish the Commission or its staff a copy or copies of all of the documents included in such file.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.      Incorporation of Documents by reference.

The Company hereby incorporates by reference the documents listed in (a) through (d) below.

(a)          The Company’s Annual Report on Form 10-K for the year ended December 31, 2007;

(b)         The Company’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2008 and June 30, 2008;

(c)          The Company’s Current Reports on Form 8-K filed with the Commission on February 5, 2008, February 6, 2008, April 3, 2008, May 7, 2008, June 27, 2008 and August 6, 2008; and

(d)         The description of the Company’s common stock set forth in its registration statement on Form 8-A filed May 17, 1995, including all amendments and reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (prior to filing of a Post-Effective Amendment which indicates that all securities offered have been sold or that deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.      Description of Securities.

Not applicable.

ITEM 5.      Interests of Named Experts and Counsel.

Not applicable.

ITEM 6.      Indemnification of Directors and Officers.

The Articles of Incorporation, as amended (the “Articles of Incorporation”) and By-Laws, as amended (the “By-Laws”) of the Company state that the Company shall indemnify, and advance expenses to, its directors and officers whether serving the Company or at the request of another entity to the fullest extent permitted by and in accordance with Section 2-418 of the Maryland General Corporation Law.

Section 2-418 contains certain provisions which establish that a Maryland corporation may indemnify any director or officer made party to any proceeding by reason of service in that capacity, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with such proceeding unless it is established that (i) the director’s or officer’s act or omission was material to the matter giving rise to the proceeding and the director or officer acted in bad faith or with active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of a criminal proceeding, the director or officer had reasonable cause to believe that his act was unlawful.  However, if the proceeding was one by or in the right of the corporation, indemnification may not be made if the director or officer is adjudged to be liable to the corporation.  The statute also provides for indemnification of directors and officers by court order.

Section 12 of Article II of the Amended By-Laws of the Company provides as follows:

A director shall perform his duties as a director, including his duties as a member of any Committee of the board of directors of the Company (the “Board”) upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.  In performing his duties, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by:

(a)          one or more officers or employees of the Company whom the director reasonably believes to be reliable and competent in the matters presented;

(b)         counsel, certified public accountants, or other persons as to matters which the director reasonably believes to be within such person’s professional or expert competence; or

(c)          a Committee of the Board upon which he does not serve, duly designated in accordance with a provision of the Articles of Incorporation or the By-Laws, as to matters within its designated authority, which Committee the director reasonably believes to merit confidence.

A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted.  A person who performs his duties in compliance with this Section shall have no liability by reason of being or having been a director of the Company.

The Company has also entered into indemnification agreements with certain officers and directors which provide that the Company shall indemnify and advance expenses to such officers and directors to the fullest extent permitted by applicable law in effect on the date of the agreement, and to such greater extent as applicable law may thereafter from time to time permit.  Such agreements provide for the advancement of expenses (subject to reimbursement if it is ultimately determined that the officer or director is not entitled to indemnification) prior to the disposition of any claim or proceeding.

ITEM 7.      Exemption From Registration Claimed.

Not applicable.

ITEM 8.      Exhibits.

The exhibit index is incorporated by reference in this Registration Statement.

The Company previously received a determination letter from the Internal Revenue Service (the “IRS”) that the Company’s 401(k) Profit Sharing Plan (the “Plan”) is a qualified plan under the Internal Revenue Code (the “Code”).  The Company hereby undertakes to submit any amendments to the Plan to the IRS in a timely manner and will make all changes required under the Code to maintain the tax qualifications of the Plan.

ITEM 9.      Undertaking.

(a)          The undersigned Registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)              To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)   If the Registrant is relying on Rule 430B of the Securities Act:

(A)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) of the Securities Act shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) of the Securities Act as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) of the Securities Act for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the Registrant and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)   If the Registrant is subject to Rule 430C of the Securities Act, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A of the Securities Act, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)          That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 of the Securities Act;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hunt Valley, State of Maryland on August 8, 2008.

SINCLAIR BROADCAST GROUP, INC.

By:	/s/ David D. Smith
David D. Smith
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned, hereby severally constitute David B. Amy our true and lawful attorney with full power to sign for us and in our name in the capacities indicated below, any and all amendments to this Registration Statement filed by Sinclair Broadcast Group, Inc. with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in such capacities to enable Sinclair Broadcast Group, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorney to any and all such amendments.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on August 8, 2008 in the capacities indicated.

Signature	Title

/s/ David D. Smith
David D. Smith	Chairman of the Board, President and Chief Executive Officer

/s/ David B. Amy
David B. Amy	Executive Vice President and Chief Financial Officer

/s/ David R. Bochenek
David R. Bochenek	Vice President and Chief Accounting Officer

/s/ Frederick G. Smith
Frederick G. Smith	Director

/s/ J. Duncan Smith
J. Duncan Smith	Director

/s/ Robert E. Smith
Robert E. Smith	Director

/s/ Basil A. Thomas
Basil A. Thomas	Director

/s/ Lawrence E. McCanna
Lawrence E. McCanna	Director

/s/ Daniel C. Keith
Daniel C. Keith	Director

/s/ Martin Leader
Martin Leader	Director

EXHIBIT INDEX

Exhibit Number	Description

5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5).
24	Power of Attorney (included on the signature page of this registration statement).